CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of The Ralph Parks Portfolio Trust and to the use of our report dated June 5, 2006 on the statement of assets and liabilities of the Ralph Parks Cyclical Equity Fund as of June 1, 2006.  Such statement of assets and liabilities appear in the Trust’s Statement of Additional Information.

                                                                    BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

August 15, 2006